UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2016

hopTo Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21683	13-3899021
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

51 E. Campbell Avenue, Suite 128 Campbell, CA	95008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 472-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously stated in its November 21, 2016 earnings release, hopTo Inc. is providing the following answers to questions submitted to its investors@hopto.com email address regarding the Company’s business, finances and operations. These questions and answers will also be posted on the Company’s website at investors.hopto.com. These answers are subject to the forward looking statement disclaimer following the last question and answer below. The following questions and answers do not purport to be indicative of the Company’s overall current business, finances, operations or prospects; rather, the answers reflect the Company’s responses solely to the questions submitted.

Question: What is included in the newly created “other current liabilities” account on the balance sheet?

hopTo Answer:

The “other current liabilities” included on the consolidated balance sheet in the Form 10-Q filed on November 21, 2016 is comprised entirely of accrued potential liquidated damages resulting from delays in filing registration statements for shares and shares underlying warrants for certain of the private placements that the company closed in prior periods. This detail can be found in the Notes to Unaudited Condensed Consolidated Financial Statements, specifically in Note 13 “Commitments and Contingencies” beginning on page 21 of the Form 10-Q.

Question: The SEC extension filed Nov. 14, 2016 contained an Exh. A showing a Q3 net loss of $69k or $0.01 per share. Yet, the Q3 Earnings press release states a loss of $462k or $0.05 per share. Can you please harmonize these seemingly conflicting reports?

hopTo Answer:

The difference between the net loss of $69k for the three-month period ended September 30, 2016 as detailed on Attachment “A” to the Form 12b-25 filed with the SEC on November 14, 2016 and the net loss of $462k for the same period as reported on our Form 10Q as filed on November 21, 2016 is the accrual for potential liquidated damages resulting from delays in filing registration statements for shares and shares underlying warrants for certain of the private placements that the company closed in prior periods. See the question immediately above.

Question: There is no indication or projection of expected cash burn for the upcoming quarters. It is clear you expect the revenue to decline, at what rate you likely cannot tell. However, as to the monthly expenses, you must have some idea as to the minimum amount required at this point. Since most of the cuts have been already made, can you now provide some guidance as to the monthly expenses going forward and, if possible, some idea of the expected cash burn for the upcoming quarters?

hopTo Answer:

Although we have not changed our policy with respect to providing guidance and we are not providing guidance at this time, we respectfully point you to the following statement in our November 21, 2016 press release announcing the Third Quarter 2016 Business Update and Results: “We nevertheless intend to further manage our expenses to preserve as many opportunities for the company as reasonably possible. In particular, we will seek to preserve resources to enable the continued operation and customer support of our GO-Global business, which we believe is achievable given the positive cash flow profile of that business.”

The majority of expense cuts occurred in the latter half of Q3 and will have a more significant impact in Q4 and future quarters. We continue to work on further expense reductions.

Question: What is prolonging the listing of the hopTo patents on the Aqua website? Are you waiting for additional patents to be officially granted or are there some serious potential suitors interested in the hopTo software, who would of course want ownership of the patents?

hopTo Answer:

The process for marketing patent portfolios is very thorough and time consuming to prepare a comprehensive package. We are actively working with AQUA Licensing LLC on documenting and packaging our IP portfolio for sale, and we expect the process to be completed soon.

Question: Are you making any progress on the subletting of your current office space, which I imagine has already been vacated?

hopTo Answer:

The process for subletting the office space at 51 East Campbell Avenue is ongoing. We put the space on the market several months ago, but it has not been sublet yet. In the meantime, we continue to use the office space primarily for administrative activity.

Question: Is GrowthPoint still involved in the effort of selling the hopTo software/technology, or the Go-Global business?

hopTo Answer:

While we are stilled engaged with GrowthPoint, we cannot comment on any specific activities.

Question: Numerous downloads of the hopTo Work software continue to occur daily from over 20 countries. Many of the countries appear over and over. I can’t believe these downloads are by accident or are just taking a look at the software through a Reseller or Authorized Partner. Or maybe someone is giving out the software for free. I don’t know. I understand you do not have patents anywhere but the USA. I hope you are visiting the site APPLyzer - App Store - Rankings - Keywords - API to check out the downloads yourself. Are you aware of these daily downloads? Have you investigated the meaning of these downloads?

hopTo Answer:

We regularly monitor app downloads and usage analytics for GraphOn and hopTo apps using industry standard tools such as iTunes Connect, App Annie, Flurry Analytics, etc. Our assessment is that the vast majority of ongoing hopTo Work downloads are unfortunately random downloads from private individuals who are not enterprise users, and who would not be suitable candidates for the hopTo Work product.

Our analytics data shows that virtually none of them end up downloading the host software (which is required to deploy hopTo Work), and they do not end up using the product.

Question: Why hasn’t the company been able to generate any sales for the hopTo Max Go Global product?

hopTo Answer:

The client-side capability for hopTo Max for GO-Global is integrated into the GO-Global Client. GO-Global customers are required to pay an additional fee in order to receive the server component that enables the client to access the hopToMAX capabilities. There have been some sales of this product, but it has not had a major impact on our revenue stream to date.

Question: Is Citrix interested in the hopTo IP? Why does the company still have Citrix’s name all over the website?

hopTo Answer:

We cannot speculate on what Citrix’s interest is, if any. We still have “Citrix related” content on the hopTo website because we have not spent the resources to modify the site. Nevertheless, the content is still accurate in terms of the hopTo Work functionality.

Question: Has the company received any offers to purchase/license the hopTo IP?

hopTo Answer:

We respectfully direct you to Note 2 of the Notes to Unaudited Condensed Consolidated Financial Statements filed in our Form 10-Q for the three-month period ended September 20, 2016, where we stated, in part :

“We have worked extensively to explore additional sources of capital including the issuance of new shares, securing debt financing, and the sale of assets including certain software products and patents. Although this process is ongoing and we are in active discussions with multiple parties, there is no guarantee that they will result in transactions that are sufficient to provide the Company with the required liquidity to remove the substantial doubt as to our ability to continue as a going concern. We are also in discussions with some parties about the possibility of other strategic transactions although there is no guarantee that these discussions will result in an actual transaction. The accompanying condensed consolidated financial statements do not include any adjustments that may result from the outcome of the uncertainties set forth above.”

Question: Does PowWow acquisition of Starmobile have any effect on hopTo?

hopTo Answer:

At this time, we have no reason to believe that this transaction or the IP included in it should have any impact on hopTo or on the IP assets we are attempting to sell. Our understanding is that the acquired Starmobile IP relies on a fundamentally different approach to solving the problem of mobile usability of legacy software (relative to the hopTo approach).

Question: Why are the downloads increasing globally for the hopTo Work Application?

hopTo Answer:

Please see answer above regarding hopTo Work downloads. We are not actively selling the hopTo Work product at this time, and other than occasional spikes, hopTo Work download traffic has been minimal, and has remained fairly flat over the past several months.

Question: Why is the status of the agreements with EOH and Applications2U?

hopTo Answer:

As stated above, we are not actively selling the hopTo Work product at this time. The agreements with EOH and Applications2U are still in force, but these resellers, like all of the end user organizations that hopTo was directly engaged with in sales opportunities, were awaiting the full integration with HDX that we were not able to deliver due to Citrix delays.

Question: What happened to the Advisory Board?

hopTo Answer:

The advisory board was formed to assist hopTo in our efforts to market hopTo Work into the Citrix ecosystem. Since we have been forced to cease our efforts with hopTo Work due to resource constraints, we have dissolved the Advisory Board.

Question:  When did the compensation modification for the CEO and CFO become effective and what was the change?

hopTo Answer:

Our CEO and CFO voluntarily reduced their salary by 50%  effective September 1, 2016.  As we stated in Note 2 of the Notes to Unaudited Condensed Consolidated Financial Statements filed in our Form 10-Q for the three-month period ended September 20, 2016: “During the three month period ended September 30, 2016, our CEO and CFO voluntarily agreed with our board of directors to defer 50% of their salary beginning September 1, 2016 until such time as the Company can reasonably pay such compensation upon approval by the board of directors.”

This question and answer set contains statements that are forward looking as that term is defined by the United States Private Securities Litigation Reform Act of 1995. These statements include statements regarding potential strategic transactions and negotiations, financing and cost cutting initiatives, such as subletting our office lease. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ significantly from those described in the forward looking statements. Factors that may cause such a difference include the following: our lack of cash resources makes it extremely difficult to execute on our efforts to extract value from our hopTo and Go-Global assets, and creates risks that we may be unable to realize full value for such assets; we may be unable to manage our expenses to a degree to preserve our opportunities to extract value from our assets, and may be forced to sell them at unfavorable prices; there is no assurance that any transaction will be achieved for any hopTo assets in a timely manner, on reasonable terms, or at all; and other factors, including those set forth under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in other documents we have filed with the SEC. We assume no obligation to update the above question and answer set, which speaks only as of the date of this Form 8-K in which these questions and answer first appear.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

hopTo Inc.

Dated: December 1, 2016	By:	/s/ Jean-Louis Casabonne
Jean-Louis Casabonne
Chief Financial Officer, Secretary